SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 21, 2009
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Millennium Broadway Hotel 145 West 44th Street New York, NY 10036

April 20, 2009

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 21, 2009 at 9:00 a.m. Eastern Daylight Time at the Millennium Broadway Hotel, located at 145 West 44th Street, New York, NY 10036.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed Proxy Card as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 21st.

Sincerely,

L. Kevin Kelly

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 21, 2009
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Millennium Broadway Hotel 145 West 44th Street New York, NY 10036

Dear Stockholders:

At our Annual Meeting, we will ask you to:

I.	Elect two (2) directors to serve on the Board of Directors until the Annual Meeting in 2012;

II.	Ratify our selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009; and

III.	Transact any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

If you were a stockholder of record at the close of business on April 3, 2009, you are entitled to vote at the Annual Meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 20, 2009 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 3, 2009, for any purpose germane to the Annual Meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2008 is also enclosed.

Sincerely,

K. Steven Blake

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    The Board of Directors is furnishing you with this Proxy Statement in connection with the solicitation of your proxy for the Annual Meeting of Stockholders to be held on May 21, 2009 and at any adjournment thereof. This solicitation is being made by mail. The Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. The Company will pay all costs associated with the solicitation of proxies. If the Company requests nominees and brokers to solicit their principals and customers for their proxies, it will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    The Annual Meeting of Stockholders will be held on May 21, 2009 at 9:00 a.m. Eastern Daylight Time at the Millennium Broadway Hotel located at 145 West 44th Street, New York, New York 10036. If you need directions to the Annual Meeting, please contact Julie Creed, VP, Investor Relations at 1-312-496-1200. This Proxy Statement is first being mailed on or about April 20, 2009 to Company stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date.    Each share of Company common stock that you owned as of April 3, 2009, the record date for the Annual Meeting, entitles you to one vote. On April 3, 2009 there were 16,959,518 shares of Company common stock outstanding.

Quorum.    A quorum of stockholders is necessary for the Company to hold a valid meeting. If at least a majority of the Company’s common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker or other record holder does not vote on some matters presented at the meeting because the broker or other record holder does not have discretionary voting authority with respect to that matter and has not received voting instructions from the beneficial owner on those matters.

Voting.    You may vote on the proposals presented at the Annual Meeting in one of two ways:

•

By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate and in their discretion on any other matters that may properly come before the meeting. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of each individual nominated for director under Proposal I and for the ratification of the Board of Directors’ selection of KPMG LLP as the Company’s independent registered accounting firm for 2009 under Proposal II; or

•	In Person: You may come to the Annual Meeting and cast your vote.

If you grant the Company a proxy, you may revoke your proxy at any time before it is exercised by (1) sending notice to the Company Secretary at the Company’s principal executive offices in writing; (2) providing to the Company a later-dated proxy; or (3) attending the Annual Meeting in person and voting your shares. Merely attending the Annual Meeting, without further action, will not revoke your proxy.

If your broker holds your shares in its name, the broker will inform you how to instruct it as to the manner in which you want your shares voted. The broker is permitted to vote your shares for the election of each nominee for director and for the ratification of the Board of Directors’ selection of KPMG LLP if the broker does not receive voting instructions from you. If your broker does receive voting instructions from you, it must vote in accordance with these instructions.

The inspector of election appointed for the Annual Meeting will tabulate votes.

Required Vote.    Pursuant to the Company’s Amended and Restated Bylaws, directors are elected by a plurality vote. This means that with respect to Proposal I, the two (2) director nominees receiving the highest number of votes cast “FOR” their election will be elected. Proposal II requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

Votes withheld and abstentions are deemed “present” at the Annual Meeting and are counted for quorum purposes but are not counted for purposes of election of directors (Proposal I) and, with respect to Proposal II, will have the same effect as a vote against the matter.

Majority Vote Policy.    The Company’s Corporate Governance Guidelines provide that, in any uncontested election, any nominee for director who does not receive a majority of votes cast “FOR” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Guidelines require the Nominating and Board Governance Committee of the Board of Directors to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set forth under “Practices (Resignation for Majority Withheld Vote)” in the Company’s Corporate Governance Guidelines, a copy of which is included in the Corporate Governance section of the Company’s website at: http://www.heidrick.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 21, 2009.

The Proxy Statement and the Company’s Annual Report are available at http://www.heidrick.com/proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 16,959,518 shares were issued and outstanding on April 3, 2009 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s common stock is listed on the NASDAQ Stock Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by the Board of Directors and out of funds legally available, after the required dividends are paid on outstanding preferred stock, if any. On September 19, 2007 the Board of Directors approved the initiation of a quarterly cash dividend in the amount of $0.13 per share. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

PROPOSAL I

ELECTION OF CLASS III DIRECTORS

The Board of Directors currently has nine members, two of whom are Company employees and seven of whom are non-employees.

The Board of Directors is divided into three classes (Classes I, II, and III) for purposes of election. The Company’s Amended and Restated Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The Board of Directors recommends that two (2) directors be elected at the Annual Meeting as Class III directors to hold office for a three-year term expiring in 2012. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

The Board of Directors has recommended and nominated each of the following persons to be reelected to the Board of Directors as Class III directors with terms expiring in 2012: Mr. Knell and Ms. Kanin-Lovers.

The enclosed Proxy will be voted FOR the election of each of the two nominees unless it is marked to withhold authority to vote for one or more of the nominees. Proxies cannot be voted for more than two nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board of Directors. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the Annual Meeting. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

(Directors with Terms Expiring in 2012)

Name	Age	Principal Occupation and Employment History	Director Since
Gary E. Knell	55	Mr. Knell has served as President and Chief Executive Officer of Sesame Workshop (formerly known as Children’s Television Workshop) since 2000. From 1998 to 2000, Mr. Knell was Chief Operations Officer of Children’s Television Workshop. From 1996 to 1997, Mr. Knell was President and Managing Director of Manager Media International. From 1989 to 1996, Mr. Knell was Executive Vice President for Corporate Affairs at Children’s Television Workshop. From 1982 to 1989, Mr. Knell was Senior Vice President and General Counsel of WNET/THIRTEEN. From 1978 to 1981, he was Counsel to the United States Senate Judiciary Subcommittee on Administrative Practice and Procedure and the Governmental Affairs Subcommittee on Intergovernmental Relations. From 1976 to 1977, he was the legal assistant to the Governor of California. Mr. Knell also serves on the boards of directors of AARP Services, Inc., American Public Television, Business For Diplomatic Action, and Save the Children, and on the board of governors of National Geographic Education Foundation.	9/2007

Jill Kanin-Lovers	57	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation from 1995 to 1998 and American Express Company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for 17 years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers also serves on the boards of directors of BearingPoint Inc., Dot Foods, Inc., and First Advantage Corporation.	06/2004

CLASS I DIRECTORS

(Directors with Terms Expiring in 2011)

Name	Age	Principal Occupation and Employment History	Director Since
L. Kevin Kelly	43	Mr. Kelly has served as our President and Chief Executive Officer since September 2006. Prior to that, Mr. Kelly served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific regions. From 2002 to 2005, he was Regional Managing Partner, Asia Pacific, and he also led the Company’s Tokyo office during 2002. He joined Heidrick & Struggles in 1997.	09/2006

Robert E. Knowling, Jr.	53	Mr. Knowling has served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), since April 2005. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc. From July 1998 to November 2000, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications. From March 1996 to July 1998, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, and, from November 1994 to March 1996, Vice President of Network Operations at Ameritech Corp. Mr. Knowling also serves on the boards of directors of Aprimo, Incorporated, Ariba, Inc., and Roper Industries.	09/2000

Gerard R. Roche	77	Mr. Roche has been our Senior Chairman since the merger of Heidrick & Struggles, Inc., into Heidrick & Struggles International, Inc. in 1999 (the “Merger”) and was our acting Chief Executive Officer from April 2003 until June 2003. Mr. Roche joined Heidrick & Struggles, Inc., in 1964 and was a member of the Board of Directors of Heidrick & Struggles, Inc., from 1970 until the Merger. Mr. Roche has been a member of our Board of Directors since the Merger.	02/1999

V. Paul Unruh	60	Mr. Unruh is the former Vice Chairman of Bechtel Group, Inc. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Mr. Unruh also serves on the boards of directors of Move, Inc., and Symantec Corporation.	07/2004

CLASS II DIRECTORS

(Directors with Terms Expiring in 2010)

Name	Age	Principal Occupation and Employment History	Director Since
Richard I. Beattie	70	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 2004. From 1991 until 2004, Mr. Beattie was Chairman of the Executive Committee of Simpson Thacher & Bartlett, and he has practiced law at the firm since 1968. Mr. Beattie also serves on the board of directors of Harley-Davidson, Inc.	03/2002

Antonio Borges	60	Mr. Borges has served as Director of The Champalimaud Foundation and Chairman of the Hedge Fund Standards Board since 2008. From 2000 to 2008, Mr. Borges was Vice Chairman of Goldman Sachs International. From 1993 to 2000, Mr. Borges was Dean of INSEAD, widely recognized as among the world’s top-tier business schools. Mr. Borges also serves on the boards of directors of Caixa Seguros, CNP Assurances, Jeronimo Martins SGPS, S.A., and Scor S.A.	04/2004

John A. Fazio	65	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Mr. Fazio also serves on the board of directors of Sequenom, Inc.	09/2003

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF GARY E. KNELL AND JILL KANIN-LOVERS TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors and Stockholder Meetings.    The Board of Directors met five times during 2008. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of which he or she was a member. The Company expects directors to attend the Annual Meetings of Stockholders unless circumstances impair their ability to do so. Eight of the Company’s directors attended the 2008 Annual Meeting of Stockholders.

Director Independence.    Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”), and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, the Board of Directors has determined that Richard I. Beattie, Antonio Borges, John A. Fazio, Jill Kanin-Lovers, Gary E. Knell, Robert E. Knowling, Jr. and V. Paul Unruh are independent directors of the Company within the meaning of applicable NASDAQ Rules and the Company’s Director Independence Standards. You can access the Director Independence Standards in the Corporate Governance section of the Company’s website at: http://www.heidrick.com.

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the business operations of the Company, as needed, and to make decisions that are independent of management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at: http://www.heidrick.com.

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with the mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. To date, the Nominating and Board Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has worked with search consultants from the Company to identify director candidates.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying the Company’s Corporate Secretary. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2010 Annual Meeting, a stockholder must notify the Corporate Secretary not less than 60 days, nor more than 90 days, prior to May 21, 2010. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in the Company’s Amended and Restated Bylaws. The notice must set forth:

(1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The notice must also be accompanied by a written consent of the proposed nominee both to being named as a nominee and to serving as a director if elected.

Stockholder Communications.    Stockholders may communicate directly with the Board of Directors. All communications should be directed to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    The Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors. You can access this Code of Business Conduct in the Corporate Governance section of the Company’s website at: http://www.heidrick.com.

EthicsLine.    The Board of Directors has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Company’s Code of Business Conduct or corporate policies.

The EthicsLine is a telephonic reporting hotline, (toll free in the US) available to all Company employees, contractors, vendors, stockholders or other interested parties. The EthicsLine is administered by a third-party company that is separate and independent of Heidrick & Struggles and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at +1-704-731-7242.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit and Finance Committee, Human Resources and Compensation Committee, and Nominating and Board Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit and Finance Committee, the specific independence requirements for audit committees.

The Board of Directors has adopted a charter for each of the three standing committees. You can access these committee charters in the Corporate Governance section of the Company’s website at: http://www.heidrick.com.

Audit and Finance Committee.    The Audit and Finance Committee of the Board of Directors consists of four independent directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board of Directors has determined that Messrs. Fazio and Unruh are “audit committee financial experts” as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). During 2008, the Audit and Finance Committee met twelve times.

The Audit and Finance Committee recommends to the Board of Directors the appointment of an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board of Directors. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls and pre-approves all services to be provided by the Company’s independent registered public accounting firm. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Borges and Knell. Mr. Beattie is the Chair of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to the Board of Directors concerning candidates for nomination to the Board of Directors, the membership on committees of the Board of Directors, compensation of the Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2008, the Nominating and Board Governance Committee met four times.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of four independent directors, Messrs. Borges, Knell and Knowling and Ms. Kanin-Lovers. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Human Resources and Compensation Committee reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other key employees that the Committee deems material. Specifically, the Human Resources and Compensation Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating the Chief Executive Officer’s performance against pre-established metrics;

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his or her direct reports;

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee;

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans; and

•

Reviewing the Company’s incentive and employee benefit plans, including any equity compensation plans and recommending to the Board (and stockholders where necessary) any amendments or material changes to the plans.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Chief Human Resources Officer. The Chief Executive Officer and the Chief Financial Officer regularly attend Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation to the Board of Directors. Outside advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer and Chief Human Resources Officer. The Human Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Human Resources and Compensation Committee has retained Mercer US, Inc. (“Mercer”) to advise it on executive compensation, equity plan design and administration and related corporate governance matters. During 2008, the Human Resources and Compensation Committee met five times.

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

During 2008, no person who was a member of the Human Resources and Compensation Committee was one of the Company’s officers or employees, nor did any of those executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Human Resources and Compensation Committee. From time to time, the Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Human Resources and Compensation Committee, but none of the Company’s officers may be present during discussions or deliberations regarding his or her own compensation, nor may they vote on any matters brought before the Human Resources and Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Our Business

Heidrick & Struggles is a leading provider of executive search and leadership advisory services. The Company helps its clients build leadership teams by facilitating the recruitment, management and deployment of senior executives. Focusing on top-level services offers the Company several advantages, including access to, and influence with, key decision makers, increased potential for recurring consulting engagements, higher fees, and enhanced brand visibility, all of which create added barriers to entry for potential competitors. Working at the top of client organizations also allows the Company to attract and retain high-caliber consultants.

In addition to executive search, the Company provides a range of leadership advisory services to clients. These services include succession planning, talent retention management, executive assessment, executive development, transition consulting for newly appointed executives, and M&A human capital integration consulting.

Heidrick & Struggles has been in the executive search business for more than 50 years. The Company provides its services to a broad range of clients through the expertise of approximately 400 consultants located in major cities around the world. As such, the executives of the Company need to have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is competitive, and as such, the Company’s compensation philosophy is focused on ensuring that the right candidates can be attracted, retained and properly rewarded for their contributions.

Oversight of Compensation Programs

The Human Resources and Compensation Committee of the Board (the “Committee”) is responsible for overseeing the Company’s executive compensation programs. The Company’s Chief Executive Officer and Chief Financial Officer, as well as the other executives included in the Summary Compensation Table on page 21, are referred to as the “named executive officers” throughout this proxy statement. See page 8 of this proxy statement for more information on the role and responsibilities of the Committee with regards to executive compensation and related corporate governance.

Role of Executive Officers in Compensation Decisions

The Committee approves all compensation decisions for the Company’s executive officers. The Chief Executive Officer annually reviews the performance of each of the executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee with input from the full Board of Directors). Following the performance reviews with the assistance of the Chief Human Resources Officer, the Chief Executive Officer presents compensation recommendations to the Committee for consideration. The Committee generally can exercise its discretion in modifying any recommended adjustments or awards to executives.

Executive Compensation Philosophy

The Company believes that the executive compensation programs should (i) link pay and performance and (ii) attract, retain, and reward the best talent. To achieve this, the Company’s executive compensation philosophy is to provide compensation levels and programs that are:

•	Competitive with executive recruiting and other consulting firms with which the Company competes for executive talent;

•	Fair and equitable among executives;

•	Directly linked to stockholder value creation and the long-term profitable growth of the Company;

•	Supportive of the Company’s key business strategies, as well as its objectives to achieve revenue and operating income growth;

•	Reflective of an executive’s individual performance and career potential; and

•	Designed to facilitate ownership of Company stock.

Setting Executive Compensation

The Committee evaluates the Company’s executive compensation programs in comparison to those of a select peer group consisting of 16 similarly-sized professional services companies. The peer group is used to compare total direct compensation and the mix of compensation elements for each named executive officer against peer group positions with similar responsibilities. The peer group is also used to review executive pay programs and practices in general at those companies.

For 2008, the Committee approved three changes to its peer group to achieve improved comparability in terms of size and/or industry focus. The revised peer group consists of the following companies:

•   CRA International

•   Ciber Inc.
(replaced Diamond Management & Technology Consultants)

•   First Consulting Group

•   FTI Consulting

•   Hudson Highland Group

•   Huron Consulting Group
(replaced Gartner)

•   Keane

•   KForce

•   Korn/Ferry International

•   Labor Ready
(replaced Sotheby’s)

•   LECG Corp

•   Navigant Consulting

•   Resources Connection

•   The Advisory Board Company

•   The Corporate Executive Board

•   Watson Wyatt Worldwide

Mercer provides the Committee with an analysis of peer group compensation data to assist the Committee in making informed executive compensation decisions. In setting compensation levels, the Committee often gives the most consideration to the peer group companies with which it directly competes for executive talent and stockholder investment. The Committee also relies on its general knowledge of executive compensation levels and practices since most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held.

The Company does not set a relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for executive pay levels. Rather, it reviews the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key executives.

To ensure that compensation is linked to performance, the Company’s executive compensation program is designed to deliver more than 50% of total direct compensation through variable pay. The Chief Executive Officer’s salary accounted for only 30% of his 2008 target total direct compensation. The management salary as a percentage of 2008 target total direct management compensation was 33% for the other executive officers.

The Company’s executive compensation program is also designed to ensure that a significant proportion of the executive’s compensation is delivered in equity and directly aligned with the interests of its stockholders. In 2008, the Chief Executive Officer received 50% of his actual total direct compensation in the form of equity (the remainder was cash), which compares to approximately 40% for the other named executive officers who were employed by the Company for the full year.

Overview of Executive Compensation Components

Alignment with the Company’s executive compensation philosophy is achieved through the three direct compensation components outlined below.

Base Salary.    The objective of base salary is to compensate executives for services rendered during the year in the form of fixed cash compensation. Base salary levels are set to reflect the executive’s role and responsibilities, value to the Company, experience and performance, internal equity and other relevant criteria.

Annual Incentives.    The objective of annual incentives is to motivate and reward executives for achieving specific performance goals over a one-year period. Payment is not guaranteed and levels vary according to Company and individual performance. From 2005 to 2007, annual incentives were paid in cash with up to 20% deferred in restricted stock units. Starting in 2008, to ensure consistency among executives, annual incentives are payable in cash with 85% paid currently and 15% deferred over three years. The primary purpose of the bonus deferral is to facilitate retention.

Long Term Incentives.    The objective of long-term incentives is to directly align executives’ interests with those of its stockholders and to retain top talent. Long-term incentive awards are made 100% in the form of equity, specifically, stock options and restricted stock units. Equity-based long-term incentives also facilitate ownership of Company stock and thus, the achievement of the stock ownership guidelines adopted by the Committee.

Base Salary

For each executive, base salaries are reviewed against levels for positions with similar responsibilities at the peer companies using comparative data prepared by Mercer. The Committee then gives consideration to individual performance, internal equity, functional expertise, experience and scope of responsibilities in approving any changes to the base salary.

For executives with dual roles (management and consultant), the base salary consists of a combination of management salary and consultant salary. In 2008, those executives included Mr. Davis, Ms. Germain and Mr. Peters. A management salary is paid to an executive with dual roles in consideration of the executive’s management and policy-making responsibilities within the Company, while a consultant salary is paid in consideration of the executive’s consulting presence in the marketplace. A consultant salary is referred to as a Fee and Source of Business (“FSOB”) salary and is applied against any annual incentive amount earned under the Company’s FSOB Bonus Plan. The Company does not reduce the consultant salary if the FSOB incentive amount earned for a fiscal year is less than the FSOB salary paid. The other named executive officers have only management roles and thus are paid only a management salary.

For all consultants, including dual-role named executive officers, FSOB salaries are determined on the basis of the Company’s knowledge of the market for recruiting professionals and are set at levels intended to be competitive with base salaries for similarly productive consultants at the Company’s major competitors.

On February 8, 2008, the Committee approved base salary increases for Mr. Kelly, Mr. Davis, Mr. Blake and Mr. Peters after reviewing the comparative data available for each position and taking into consideration each executive’s individual performance. To better reflect the current expectations and job duties of the Regional Managing Partner role with the existing compensation structure, the Committee approved the shift of some consultant salary into additional management salary for Mr. Davis and Mr. Peters as each executive continues to spend a proportionately larger amount of time managing his respective region versus carrying out consulting duties.

In connection with Mr. Krenz joining the Company, the Committee approved his base salary on May 22, 2008. In making its decision, the Committee reviewed comparative data, focusing on base salary levels for Chief Financial Officers hired over the past year at the peer group companies, and determined that Mr. Krenz’s salary was competitive with these levels.

In 2008, the Committee did not approve any changes to the 2007 base salaries for Ms. Kamerick, Ms. Germain or Mr. Hines. Ms. Germain’s management and consultant salaries had been increased during the latter part of 2007 in connection with her appointment to Managing Partner, Strategic Partners. Mr. Hines’ management salary had been increased in 2007 in connection with his appointment to Managing Partner, Americas and Chief Operating Officer.

2009 Changes to Base Salary.    In light of the current economic climate, the Committee froze base salaries for Company executives in 2009, except for Mr. Davis for whom the Committee approved an increase in base salary in connection with his promotion to Managing Partner, Global Practices.

See the Summary Compensation Table on page 21 for more details on base salary levels approved by the Committee in 2008 for the named executive officers.

Annual Incentives

Management Incentive Plan.    For the named executive officers, annual incentives are provided pursuant to the Management Incentive Plan (“MIP”) under the Heidrick & Struggles, Inc. Incentive Plan.

The MIP is primarily designed to link an executive’s performance to the attainment of specific Company financial and individual goals. Each named executive officer has a target management incentive opportunity under the MIP equal to 100% of the management salary. Please see the Grants of Plan-Based Awards Table on page 24 for more details on non-equity incentive plan levels approved by the Committee in 2008 for the named executive officers.

The Committee approved a MIP design for 2008 consisting of a financial component (75% weighting) plus an individual component (25% weighting). Annual incentive payouts are determined using the MIP design but the Committee has the ability to adjust the payouts at its discretion.

For 2008, the financial component consisted of an alignment matrix that blended consolidated net revenue goals with operating margin goals. The payout ranged from 0% to 150% of the target bonus opportunity depending on financial performance. The alignment matrix was designed to primarily emphasize operating income margin performance with limited leverage to recognize net revenue growth performance. In setting 2008 goals, the Committee paid particular attention to the budget targets set for the year, year-over-year growth, stockholder expectations and probability of achievement. The table below outlines the year-over-year growth in net revenue and operating income margin that was required to generate payouts under the 2008 alignment matrix.

	Target	Maximum	Actual
Financial Performance 1) Net Revenue	$650M	$750M	$619M
2) Operating Income Margin	13.0%	15.0%	9.0%

MIP Payout
(as a % of financial component)	100%	150%	50%

Below target performance, the payout can range from 0% to 100% of the target bonus opportunity for the financial component at the discretion of the Committee. Since the Company’s 2008 net revenue and operating income margin results fell below the financial performance goals, the Committee approved a payout of 50% on February 6, 2009. In making its decision, the Committee considered many factors including the Company’s overall operating performance relative to prior years, and the actions taken by the executive team to ensure that the Company was well positioned for growth in a challenging economic environment.

This 50% financial performance payout applied to all named executive officers other than Mr. Krenz and Ms. Kamerick. Mr. Krenz was paid a bonus of $156,250, which was guaranteed for 2008 pursuant to his employment agreement, and Ms. Kamerick was paid a pro rata portion of her targeted bonus opportunity pursuant to her separation agreement.

For 2008, the individual component consisted of strategic goals for each executive. The payout for the individual component ranged from 0% to 150% of the target amount of bonus opportunity depending on each executive’s performance against his or her respective 2008 goals. For the Regional Managing Partners, the individual component also included regional budgeted net revenue and operating income margin goals. On February 23, 2009, the Committee approved individual payouts (as a percentage of the target opportunity) for each named executive officer (other than Mr. Krenz, whose 2008 bonus was guaranteed) as follows: Mr. Kelly 50%, Mr. Davis 148%, Mr. Hines 72%, Mr. Blake 73%, Ms. Germain 70% and Mr. Peters 75%.

The total average payout which combines the financial and individual components as a percentage of the target management incentive was 58%.

Fee and Source of Business Bonus Plan.    Executives who have dual roles participate in the Company’s FSOB Bonus Plan in addition to the MIP. The named executive officers who participated in the FSOB Bonus Plan for 2008 were Mr. Davis, Ms. Germain and Mr. Peters. The primary purpose of this incentive plan is to reward revenue generated through individual business development and client service productivity. The FSOB Bonus Plan is reviewed and amended by the Committee from time to time.

FSOB bonuses are determined in accordance with the Company’s FSOB Bonus Plan. Under this Plan, all consultants, including dual-role executives, earn revenue credits for both origination of new business (Source of Business or SOB) and execution of client service engagements (Fee). For each consultant, the FSOB bonus is calculated by applying the Fee and SOB credits earned independently to a tiered payout structure. A percentage payout is associated with each respective tier of Fee and SOB credits, with the percentage payout increasing as the level of Fee and SOB credits earned increase. To determine the final value of the FSOB bonus, the payout at each tier level is aggregated and the FSOB salary is deducted. If a negative value is calculated for the FSOB bonus, then no FSOB bonus is paid. The Committee has the discretion to make adjustments to the calculated FSOB incentive payout based on the Company’s financial performance.

On February 6, 2009, the Committee approved the payment of a FSOB incentive for Ms. Germain for 2008 performance as calculated under the Plan (no adjustment was made at the discretion of the Committee). Since a negative value was calculated under the FSOB Bonus Plan for both Mr. Davis and Mr. Peters, they were not paid a FSOB bonus. As such, Ms. Germain was the only named executive officer in 2008 to receive a FSOB incentive payment.

Discretionary Bonus Plan.    The Discretionary Bonus (“DB”) Plan is a subset of the FSOB Bonus Plan. Company employees that have received an incentive payment under the FSOB Bonus Plan for a particular year (including executives who have dual roles) are eligible to receive an incentive payment under the Company’s DB Plan. The purpose of this incentive plan is to reward partnership behaviors and Company contributions in key areas beyond individual revenue generation. Ms. Germain was the only named executive officer who received a FSOB bonus and thus was the only named executive officer eligible for a DB Plan bonus for 2008. The DB Bonus Plan funds a bonus pool for consultants based on the Company’s annual financial performance. An amount equal to a percentage of each eligible consultant’s FSOB bonus is set aside to fund the DB pool. On March 27, 2008, the Committee approved consolidated operating income margin goals. This measure was selected to better align consultants’ interests with those of the Company’s stockholders by applying a corporate performance factor to the total of the DB pool. The table below sets forth the Company’s DB Plan funding payouts (as a percentage of the total DB pool) under threshold, target, maximum and actual levels of performance as approved by the Committee.

	Threshold	Target	Maximum	Actual
Financial Performance Operating Income Margin	11.0%	13.0%	15.0%	9.0%

DB Plan Payout (as a % of financial component)	0%	100%	150%	0%

Given the Company’s 2008 operating income margin, the Committee did not approve a payout under the DB Plan for 2008. As such, there were no named executive officers receiving an incentive payment under the DB Plan in 2008.

Other Bonuses.    Upon joining the Company as its Chief Financial Officer, Mr. Krenz received a sign-on bonus of $100,000. Ms. Germain also received a cash payment of $83,333, which reflected the vesting and payment of one-third of a $250,000 long-term incentive awarded to her on October 1, 2007 in connection with her promotion and to recognize her contributions to the Company’s future success at that time.

Payment of Annual Incentives.    On February 6, 2009, the Committee approved the payment of the annual incentives, 85% of which was paid in cash on March 13, 2009, and the remaining 15% to be paid over three years. To facilitate retention, this 15% of the 2008 annual incentives paid to employees, including the named executive officers, under the MIP and FSOB Bonus Plan is payable over three years in equal cash installments beginning February 26, 2010. A premium of 10% of the deferred amount was added to the mandatory bonus deferral to recognize the length of the deferral period and the time value of money at a rate consistent with that prevailing at the time the deferral was made.

Long-Term Incentives

The Committee approved long-term incentives for the named executive officers that were provided under the Company’s 2007 GlobalShare Program. The Company’s long-term incentive program is designed to:

•	Directly align executives’ interests with those of the Company’s stockholders

•	Motivate executives to enhance the revenues and profitability of the Company

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines

•	Attract and retain top talent

On February 8, 2008, the Committee approved equity awards to the named executive officers based on long-term incentive (“LTI”) targets equal to 150% of base salary for the Chief Executive Officer and 100% of management base salary for the other named executive officers. The LTI targets were based on the Committee’s review of comparative data for each position and internal equity considerations, as well as the Chief Executive Officer’s recommendations and a review of individual performance and future potential.

The long-term incentive program for executives consists of annual grants of nonqualified stock options and restricted stock units (“RSUs”). For 2008 executives, 50% of the LTI value was delivered in stock options while the remainder was delivered in RSUs. Please see the Grants of Plan-Based Awards Table on page 24 for more details on equity grants that the Committee approved.

In connection with Mr. Krenz’s hiring, the Committee granted him 7,500 stock options and 5,000 RSUs.

In connection with Mr. Hines’ appointment as Chief Operating Officer, Americas and Managing Partner, Americas, the Company granted him 13,065 RSUs.

On September 19, 2007, the Committee approved six specific 2008 equity grant dates, which were set outside of trading blackout periods restricting transactions in the Company’s stock. All equity awards made to the named executive officers were granted on one of those six pre-approved dates. Those dates were:

•	March 6, 2008

•	March 31, 2008

•	May 30, 2008

•	July 31, 2008

•	September 30, 2008

•	December 19, 2008

All equity awards were approved by the Committee in advance of the predetermined grant dates.

Stock Options.    Stock options constitute a key element of the Company’s long-term incentive strategy in that they deliver value to the executive only when the Company’s stock price increases. The stock options are nonqualified and vest in equal installments over a three-year period beginning on the first anniversary of the date of grant. Consistent with the practices of the Company’s peer companies and to provide the named executive officers with an incentive opportunity that spans a longer time frame than five years, the stock option term was increased from 5 years to 10 years for 2008 stock option awards.

The exercise price of the stock options was the closing price of the stock on the date of grant. The value of the stock options granted in 2008 was estimated using a Black-Scholes valuation model and certain specific assumptions including an expected term of 4.7 years, a risk-free interest rate of 2.5%, an expected stock price volatility of 37.7%, and a dividend yield of 1.5%.

Restricted Stock Units.    Restricted stock units also constitute a key element of the Company’s long-term incentive strategy in that they facilitate stock ownership, they support the achievement of the stock ownership guidelines and they help to retain and motivate executives. The restricted stock units generally vest in equal installments over a three-year period starting on the first anniversary of the date of grant and, upon vesting, convert into shares of Company stock on a one-for-one basis.

All outstanding restricted stock units are credited with dividend equivalents that are payable in cash following the vesting of the underlying restricted stock units. The primary purpose of crediting dividend equivalents on restricted stock units is to provide the participant with the same economic benefit as stockholders.

The value of each restricted stock unit was based on the closing price of the Company’s common stock on the date of grant.

Other Long-Term Incentives.    To recognize her contributions to the Company’s future success, Ms. Germain received two special long-term incentive awards. The first award of $250,000 was made on October 1, 2007 and approved by the Committee on September 19, 2007. One-third of this award vested and was paid in cash on September 30, 2008. The remaining two equal installments will vest and be payable on the second and third anniversaries of the award date respectively if she is still employed by the Company. The second award of $750,000 was approved by the Committee on February 8, 2008. This award will vest in full and be payable in cash on December 31, 2010 if Ms. Germain earns cumulative SOB credits of at least $6 million over the performance period and she is still employed at the end of the performance period.

Stock Ownership Guidelines.    To enhance the alignment of executives’ interests with that of stockholders, the Company maintains stock ownership guidelines that were amended by the Committee on May 24, 2007. Each named executive officer has five years to achieve a stock ownership level equal to a multiple of base management salary. The stock ownership guidelines are as follows:

•	Chief Executive Officer: 3x base salary

•	Other Named Executive Officers: 2x base salary

•	Managing Partner, Strategic Partners: 1x base salary

In determining compliance with these guidelines, the Company includes both direct stock ownership and restricted stock units.

Perquisites and Other Personal Benefits

The Company provides executives with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance, and participation in the Company’s 401(k) plan (only available to U.S. employees). U.S. executives are also reimbursed for expenses incurred for an annual physical examination and for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time). To provide competitive benefits, as is customary in Europe, Mr. Peters also receives an annual car allowance and the Company makes retirement contributions on his behalf equal to 17% of his consultant salary. Other benefits and allowances may be provided to executives relocating to another country. Please see the All Other Compensation Table on page 23 for more details.

Nonqualified Deferred Compensation Plan

Pursuant to the Company’s U.S. Employee Deferred Compensation (“EDC”) Plan, each named executive officer (based in the U.S. only) may defer up to 25% of his or her base salary not to exceed $500,000 per year and/or up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in the Company’s EDC Plan and chooses from investment funds offered by Vanguard (the EDC Plan administrator). The Company does not contribute to the amount deferred nor does it provide above market rates on the investment funds. A participant is not allowed to invest directly in the Company stock fund. Vanguard calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly and/or on a declining balance approach. Mr. Kelly is the only named executive officer who participates in the EDC Plan.

As permitted under Internal Revenue Code Section 409A, the Committee approved an amendment to the EDC Plan allowing participants a one-time opportunity to change the timing and/or form of distributions. A participant could elect a distribution no earlier than January 1, 2009 (or April 1, 2009 for the deferral of 2008 salary and/or bonus). Mr. Kelly elected to have his outstanding deferred compensation balance distributed on April 1, 2009.

Other Executive Compensation Arrangements

The Company has adopted other executive compensation arrangements, including the Company’s Change in Control Severance Plan, designed to retain executives in a period of uncertainty, the Company’s Management Severance Pay Plan, designed to provide financial assistance to executives following termination, and employment agreements with each named executive officer. In 2008, the Company also entered into a transition and separation agreement with Ms. Kamerick. The material terms and conditions of these plans and agreements are summarized below.

Change in Control Severance Plan.    The Company maintains a Change in Control Severance Plan (“CIC Plan”) for its executives, including the named executive officers. The CIC Plan provides severance benefits to the executive if he or she is terminated by the Company without cause, or if he or she terminates employment with the Company for good reason (as defined in the Plan), within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments Upon Termination or a Change in Control.”

The Company believes that the protection and benefits provided by the CIC Plan to its executives are a valuable incentive for attracting and retaining top management, and that in the event of an extraordinary corporate transaction, the CIC Plan could prove crucial to the Company’s ability to retain top management through the transaction process. Change in control protection for executives is prevalent in the competitive environment in which the Company operates. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following a termination of employment.

Management Severance Pay Plan.    The Company maintains a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to eligible employees, including the named executive officers. Benefits are paid to an eligible employee who is involuntarily terminated by the Company for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company. The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments Upon Termination or a Change in Control.”

Employment and Separation Agreements

The Company had employment agreements with each named executive officer during 2008. The Company also entered into a separation agreement with Ms. Kamerick in connection with the termination of her employment. The material terms and conditions of these agreements are summarized below.

K. Steven Blake.    The Company entered into an employment agreement with Mr. Blake, Executive Vice President, General Counsel and Secretary, dated June 7, 2005. The agreement provided for an annual salary of $275,000 (subject to annual review), a one-time cash sign-on bonus of $66,750, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs and benefit plans at the same level as other senior executives. The agreement contains six-month post-termination non-solicitation and non-competition restrictions.

Charles G. Davis.    In connection with his appointment to Regional Managing Partner, Asia Pacific, the Company entered into an amended employment agreement with Mr. Davis dated January 23, 2007. The agreement provided for an annual management salary of AUD430,192, an annual FSOB salary of AUD300,000, and a target management bonus of AUD367,000. In addition, that agreement provided for participation in the MIP, CIC Plan and Severance Plan at Tier I, participation in the Company’s equity programs and benefit plans at the same level as other senior executives.

In connection with his promotion to Managing Partner, Global Practices, the Company entered into a new employment agreement with Mr. Davis, dated January 7, 2009 and effective January 1, 2009. The agreement provides for an annual management salary of $700,000, a one-time cash transition bonus of $75,000, a relocation allowance of $225,000 to facilitate his relocation to the U.S., rental assistance in 2009 for temporary residence in Hong Kong, tax assistance, participation in the MIP, CIC Plan and Severance Plan at Tier I, participation in the Company’s equity programs, and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Valerie E. Germain.    In connection with her appointment to Managing Partner, Strategic Partnerships, the Company entered into an amended employment agreement with Ms. Germain, dated October 1, 2007. The agreement provides for an annual FSOB salary of $275,000, an annual management salary of $200,000, a target management bonus of $200,000, a one-time cash recognition award of $250,000 on October 1, 2007 vesting in equal installments over three years, beginning on September 30, 2008, a one-time retention award of $750,000 payable in cash on December 31, 2010, subject to the achievement of a cumulative production credit goal, participation in the MIP at Tier I, participation in the CIC Plan and Severance Plan at Tier II, participation in the

Company’s equity programs, the FSOB Bonus Plan, and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Robert L. Hines.    In connection with his appointment to Chief Operating Officer and Managing Partner, the Americas, the Company entered into a new employment agreement with Mr. Hines dated April 23, 2008. In connection with his subsequent appointment to Managing Partner, Global Operations, and to comply with Internal Revenue Code Section 409A, the Company entered into an amendment to his employment agreement, dated January 9, 2009. The agreement as amended provides for an annual salary of $425,000, a cash payment of $70,000 on April 30, 2009 to cover his tax liability on the deemed disposition of his assets, which occurred as a result of his relocation from Canada to the United States, participation in the MIP, CIC Plan and Severance Plan at Tier I, participation in the Company’s equity programs and benefit plans at the same level as other senior executives, and reimbursement of relocation expenses. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Eileen A. Kamerick.    In connection with her employment, the Company entered into an employment agreement with Ms. Kamerick, dated June 1, 2004. The agreement provided for an annual salary of $400,000 (subject to periodic review), participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs and benefit plans at the same level as other senior executives. The agreement contained six-month post-termination non-solicitation and non-competition restrictions.

Ms. Kamerick’s employment terminated on May 10, 2008. Pursuant to the transition and separation agreement between the Company and Ms. Kamerick, dated April 10, 2008, the Company paid Ms. Kamerick a pro-rata bonus for her 2008 service through May 10, 2008 of $196,858, and a severance payment of $1,100,000 in accordance with the Severance Plan, and accelerated the vesting of all equity awards that would have vested to Ms. Kamerick on May 31, 2008 had a pro-rata monthly vesting schedule been in place resulting in the immediate vesting of 2,167 options and 1,586 RSUs on that date.

L. Kevin Kelly.    In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Kelly dated March 29, 2007. In order to comply with Internal Revenue Code Section 409A, the Company entered into an amendment to his employment agreement dated January 9, 2009. The agreement as amended provides for an annual management salary of $800,000, subject to annual increase (but no decrease), participation in the MIP at Tier I, participation in the Company’s equity programs, participation in the Company’s benefit plans at the same level as other senior executives and relocation benefits. The agreement also provides severance benefits in the event Mr. Kelly’s employment is terminated by the Company without cause or by Mr. Kelly for good reason, before or following a change in control (these benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan). The agreement includes one-year post-termination non-solicitation and non-competition restrictions.

Scott J. Krenz.    In connection with his employment as Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Krenz, dated June 9, 2008. The agreement provides for an annual salary of $375,000, a one-time cash sign-on bonus of $100,000, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

David C. Peters.    In connection with his appointment to Regional Managing Partner, Europe, Middle East and Africa, the Company entered into an amended employment agreement with Mr. Peters, dated November 22, 2006. The agreement provides for an annual FSOB salary of £170,000, an annual management salary of £158,000, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs, the FSOB Bonus Plan and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and six-month non-competition restrictions.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deduction that a publicly held corporation is allowed for compensation paid to the chief executive officer and the other three most highly compensated executive officers other than the chief financial officer. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. The Company considers ways to maximize the deductibility of executive compensation but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. The Company has taken appropriate steps, including obtaining stockholder approval, to ensure performance-based awards made pursuant to the GlobalShare Program and MIP will be fully deductible.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Antonio Borges

Gary E. Knell

Robert E. Knowling, Jr.

SUMMARY COMPENSATION TABLE FOR 2008

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2008, December 31, 2007 and December 31, 2006.

Name & Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (7)	Total ($)
L. Kevin Kelly	2008	840,000		637,917	352,007	426,300		14,924	2,271,148
Chief Executive Officer	2007	800,000		653,023	201,108	672,000		373,759	2,699,890
	2006	747,603	207,493	434,912	139,233	408,800		284,231	2,222,272

Scott J. Krenz	2008	154,808	258,594	12,563	5,856				431,821
Chief Financial Officer

Charles G. Davis	2008	658,750		279,845	82,929	401,179		46,191	1,468,894
Managing Partner, Global Practices (8)	2007	613,361	120,000	198,044		271,286			1,202,691

Robert L. Hines	2008	425,000	2,500	160,487		243,600		128,798	960,385
Managing Partner, Global Operations

K. Steven Blake	2008	350,000		304,579	130,019	197,925		9,193	991,716
General Counsel & Corporate Secretary

Eileen A. Kamerick	2008	198,141	196,858	118,728	31,873			1,111,590	1,657,190
Former Chief Financial Officer & Chief Administration Officer	2007	550,000		604,181	240,731	609,220		5,658	2,009,790
	2006	475,000	120,000	556,341	284,881	279,871		5,167	1,721,260

Valerie E. Germain	2008	475,000	83,333	258,610	36,361	1,077,633		9,641	1,940,578
Managing Partner, Strategic Partners	2007	337,500		324,142	2,618	805,586		5,625	1,475,471

David C. Peters	2008	625,600		295,411	89,971	252,126		49,268	1,312,376
Regional Managing Partner, EMEA (9)	2007	656,000		299,519	35,243	265,440		50,000	1,306,202

(1)	Mr. Kelly was President, Europe, Middle East and Africa (“EMEA”) until September 13, 2006, at which time he became the Chief Executive Officer. Mr. Krenz joined the Company on August 4, 2008 as Chief Financial Officer. Mr. Davis became Managing Partner, Global Practices on November 5, 2008 and continued to be Regional Managing Partner, Asia Pacific until April 7, 2009. Mr. Hines was Managing Partner, Americas and Chief Operating Officer until November 5, 2008, at which time he became the Managing Partner, Global Operations. Ms. Kamerick’s last day of employment was on May 10, 2008.

(2)	Annual salary adjustments are generally effective as of January 1, of each year. The 2008 salaries for Mr. Kelly, Mr. Krenz, Mr. Hines, Mr. Blake and Ms. Kamerick reflect pay for a management role only. Mr. Krenz’ annual salary rate was $375,000. The 2008 salary for Mr. Davis consisted of AUD625,000 as Regional Managing Partner, APAC and AUD150,000 for his consultant role. The salary for Ms. Germain consisted of $200,000 for her role as Managing Partner, Strategic Partners and $275,000 for her consultant role. The salary for Mr. Peters consisted of GBP240,000 for his role as Regional Managing Partner, EMEA and GBP100,000 for his consultant role.

(3)	The amounts in this column for 2008 reflect the following: (i) for Mr. Krenz, a sign-on bonus of $100,000 paid on August 31, 2008, a guaranteed MIP bonus of $156,250, 85% of which was paid on March 13, 2009 and 15% of which is deferred, to be paid ratably over three years beginning February 27, 2010, plus a 10% premium equal to $2,344 payable on the 15% deferred bonus; (ii) for Mr. Hines, a bonus under the Company’s broad-based employee referral program; (iii) for Ms. Kamerick, a pro rata portion of her target MIP bonus based on the period of employment during 2008; and (iv) for Ms. Germain, vesting and payment of one-third of a cash long-term incentive award of $250,000 awarded on October 1, 2007.

The amount in this column for 2007 reflects a discretionary bonus paid to Mr. Davis for achieving recognition for the Company as the top search firm for the region and successful completion of the Renton James acquisition (i.e., Auckland office).

The amounts in this column for 2006 reflect (i) for Mr. Kelly, the difference between his guaranteed minimum salary and annual incentive compensation of $1.5 million and his actual compensation while President, EMEA, adjusted to reflect the 80% paid in cash (20% was deferred to RSUs); and (ii) for Ms. Kamerick, the cash portion of an award for the successful completion of the Highland Partners acquisition (20% was deferred into RSUs).

(4)	This column reflects the expense recognized by the Company for financial reporting purposes with respect to fiscal years 2008, 2007 and 2006 in accordance with FASB Statement No. 123(R) (“FAS 123(R)”), disregarding estimates for forfeitures, for outstanding restricted stock units (“RSUs”) granted under the GlobalShare Program in 2008 and prior years. For details on 2008 grants of RSUs, please refer to the Grants of Plan-Based Awards Table.

(5)	This column reflects the expense recognized by the Company for financial reporting purposes with respect to fiscal years 2008, 2007 and 2006 in accordance with FAS 123(R), disregarding estimates for forfeitures, for outstanding stock options granted under the GlobalShare Program and includes grants made in 2008 and prior years. Stock options were valued using a Black-Scholes valuation model. Assumptions used in the calculation of this amount for fiscal years 2008, 2007 and 2006 are included in footnotes 14, 2 and 14 respectively of the Company’s audited financial statements included in the Company Form 10-K for the fiscal years ended 2008, 2005 and 2001.

(6)	The amounts in this column for 2008 reflect total awards under the MIP to Mr. Kelly, Mr. Davis, Mr. Hines, Mr. Blake and Mr. Peters, 85% of which were paid in cash on March 13, 2009 and the remaining 15% of which (plus a premium of 10%) will be paid in cash ratably over three years beginning on February 26, 2010. The amount for 2008 paid to Ms. Germain reflects an award under the MIP of $110,000 and an award under the FSOB Bonus Plan of $951,707, 85% of which were paid in cash on March 13, 2009 and 15% of which (plus a premium of 10% equal to $1,650 and $14,276 respectively) will be paid ratably over three years beginning on February 26, 2010. The non-equity incentives are discussed in further detail starting on page 13.

The amounts in this column for 2007 and 2006 reflect the portion of awards under the MIP and FSOB Bonus Plan paid in cash on February 29, 2008 and March 15, 2007, respectively (which was 80% of the awards, except for Ms. Kamerick). For Ms. Kamerick, the MIP bonuses for 2007 and 2006 were paid 100% and 80%, respectively, in cash, while the FSOB bonuses for both 2007 and 2006 were paid in 100% cash. Amounts not paid in cash were deferred into restricted stock units.

(7)	The amounts reflect perquisites and other personal benefits provided to the named executive officers. Please refer to the All Other Compensation Table (see the table on the next page for more details).

(8)	Where applicable, amounts have been converted from Australian Dollars (“AUD”) to U.S. dollars based on the average for the year of the monthly average currency rates of 1 AUD to U.S. $0.85 (for 2008) and 1 AUD to U.S. $0.84 (for 2007).

(9)	Where applicable, amounts have been converted from British Pounds Sterling (“GBP”) to U.S. dollars based on the average of the monthly average currency rates of 1 GBP to U.S. $1.84 (for 2008) and 1 GBP to U.S. $2.00 (for 2007).

All Other 2008 Compensation

Name & Principal Position	Year	Car Allowance ($)		Company Retirement Contributions ($) (1)		Physical Examination ($)	Financial Planning ($)	Relocation Allowance ($) (2)	Housing Rental Assistance ($) (3)	Tax Preparation Services ($)	Tax Gross-ups or Other Amounts Reimbursed ($)	Dividend Equivalents Paid ($) (4)	Other ($) (5)	Total
L. Kevin Kelly	2008			6,900							5	7,966	53	14,924
Chief Executive Officer

Scott J. Krenz	2008													0
Chief Financial Officer

Charles G. Davis	2008								45,000			1,191		46,191
Managing Partner, Global Practices

Robert L. Hines	2008					2,837		35,000	52,800		37,819	329	13	128,798
Managing Partner, Global Operations

K. Steven Blake	2008			6,900			810					1,483		9,193
General Counsel & Corporate Secretary

Eileen A. Kamerick	2008										384	10,477	1,100,729	1,111,590
Former Chief Financial Officer & Chief Administrative Officer

Valerie E. Germain	2008			6,900								2,741		9,641
Managing Partner, Strategic Partnerships

David C. Peters	2008	14,720	(6)	31,280	(6)							3,268		49,268
Regional Managing Partner, EMEA

(1)	The amounts reflect Company contributions to a defined contribution plan. For Mr. Kelly, Mr. Blake and Ms. Germain, the contributions were made under the Company’s 401(k) plan. For Mr. Peters, the contributions were made pursuant to a Company retirement plan.

(2)	The amount reflects a one-time payment to cover costs associated with Mr. Hines’ relocation from Toronto to Chicago.

(3)	The amount for Mr. Davis reflects the cost to the Company of leasing an apartment in Hong Kong for a period of 7.5 months during 2008. The amount for Mr. Hines reflects the one-time reimbursement by the Company of the expenses associated with renting an apartment in Chicago during 2008.

(4)	This amount reflects dividend equivalents paid on RSUs that vested during 2008.

(5)	The amounts for Mr. Kelly and Mr. Hines reflect the value of taxable fringe benefits provided during 2008. The amount for Ms. Kamerick consists of a separation payment of $1,100,000 and taxable fringe benefits of $729.

(6)	Amounts have been converted from British Pounds Sterling (“GBP”) to U.S. dollars based on the average of the monthly average currency rates of 1 GBP to U.S. $1.84.

GRANTS OF PLAN-BASED AWARDS IN 2008

The table below sets forth certain information with respect to non-equity incentive plan awards that could be earned and equity granted during the fiscal year ended December 31, 2008 for each named executive officer.

Name & Principal Position	Grant Date	HRCC Approval Date (1)	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)		All Other Option Awards: Number of Securities Underlying Options (#) (5)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Kevin Kelly	6-Mar-08	8-Feb-08		840,000	1,260,000				5,469	(7)				$184,798
Chief Executive Officer	6-Mar-08	8-Feb-08							18,645	(8)	55,935	(8)	$33.79	$1,217,332

Scott J. Krenz	30-Sep-08	22-May-08							5,000	(9)	7,500	(9)	$30.15	$221,025
Chief Financial Officer

Charles G. Davis (11)	6-Mar-08	8-Feb-08		531,250	796,875				3,185	(7)				$107,621
Managing Partner, Global Practices	6-Mar-08	8-Feb-08		(3)					8,139	(8)	24,417	(8)	$33.79	$531,396

Robert L. Hines	6-Mar-08	8-Feb-08		425,000	637,500				1,621	(7)				$54,774
Managing Partner, Global Operations	31-Mar-08	27-Mar-08							13,065	(10)				$425,004

K. Steven Blake	6-Mar-08	8-Feb-08		350,000	525,000				2,188	(7)				$73,933
General Counsel & Corporate Secretary	6-Mar-08	8-Feb-08							5,179	(8)	15,537	(8)	$33.79	$338,136

Eileen A. Kamerick
Former Chief Financial Officer & Chief Administrative Officer

Valerie E. Germain	6-Mar-08	8-Feb-08		200,000	300,000				6,556	(7)				$221,527
Managing Partner, Strategic Partners	6-Mar-08	8-Feb-08		(3)					2,959	(8)	8,877	(8)	$33.79	$193,194

David C. Peters (12)	6-Mar-08	8-Feb-08		441,600	662,400				2,160	(7)				$72,986
Regional Managing Partner, EMEA	6-Mar-08	8-Feb-08		(3)					7,103	(8)	21,309	(8)	$33.79	$463,755

(1)	Each date reflects the day the Committee approved the grant date and the amount of each executive’s equity award.

(2)	The columns reflect amounts payable under the Management Incentive Plan (“MIP”) for meeting specified levels of performance respectively. The amounts actually paid under the MIP appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 21.

(3)	Mr. Davis, Ms. Germain and Mr. Peters were eligible to participate in the Company’s Fee and Source of Business (“FSOB”) Bonus Plan and the Discretionary Bonus (“DB”) Plan for their part-time consultant work (please refer to page 14 for more details on these plans). Under the FSOB Bonus Plan, individual possible future payouts cannot be estimated because the uncapped incentive opportunity is tied to a percentage of the fee and source of business revenue credits earned by a consultant each year. Under the DB Plan, individual possible future payouts cannot be estimated because the overall allocation of the bonus pool once funded is discretionary. Also, prior year incentives under both plans are not indicative or representative of amounts to be earned in subsequent years.

(4)	This column reflects grants of RSUs awarded in 2008 under the Company’s GlobalShare Program. All the RSUs vest in equal installments over a three-year period beginning on the first anniversary of the grant date. All unvested RSUs are credited with dividend equivalents which are payable in cash following the vesting of the related RSUs.

(5)	This column reflects grants of stock options awarded in 2008 under the Company’s GlobalShare Program. All the stock options vest in equal installments over a three-year period beginning on the first anniversary of the grant date.

(6)	This column reflects the grant date fair value of RSUs and stock options calculated in accordance with FAS 123(R). The fair value of the stock options was estimated on the date of grant using the Black-Scholes valuation model and specific assumptions (expected life of 4.7 years, risk-free interest rate of 2.5%, expected volatility of 37.7% and expected dividend yield of 1.5%). The fair value of the RSUs was based on the underlying market value of the common stock on the grant date.

(7)	These RSUs reflect the deferred portion of all the 2007 annual incentives paid in February 2008 (up to 20% mandatory deferral). The total number of RSUs granted is equal to the amounts deferred plus 10%, divided by the closing share price on the date of grant.

(8)	These amounts represent the long-term incentive component of each executive’s total compensation package.

(9)	These amounts reflect a sign-on award of RSUs and stock options in connection with Mr. Krenz’s commencement of employment.

(10)	The RSUs reflect a long-term incentive award in connection with Mr. Hines’ promotion to Managing Partner, Global Operations.

(11)	Where applicable, amounts have been converted from Australian Dollars (“AUD”) to U.S. dollars based on the average of the monthly average currency rates of 1 AUD to U.S. $0.85.

(12)	Where applicable, amounts have been converted from British Pounds Sterling (“GBP”) to U.S. dollars based on the average of the monthly average currency rates of 1 GBP to U.S. $1.84.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

The table below includes certain information with respect to stock options and restricted stock units previously awarded to the named executive officers that were outstanding at the fiscal year ended December 31, 2008.

	Option Awards							Stock Awards
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
L. Kevin Kelly	108	(1)				$14.00	26-Apr-09	3,225	(7)	$69,467
Chief Executive Officer	3,000	(2)				$40.73	6-Mar-10	2,412	(10)	$51,954
	1,525	(3)				$35.13	6-Mar-11	10,417	(11)	$224,382
	15,000	(4)				$27.00	12-May-09	24,114	(13)	$519,416
	6,000	(5)				$36.17	10-Mar-10
	6,666	(7)	3,334	(7)		$32.96	3-Mar-11
	10,416	(11)	20,834	(11)		$48.45	30-Mar-12
			55,935	(13)		$33.79	6-Mar-18

Scott J. Krenz			7,500	(15)		$30.15	30-Sep-18	5,000	(15)	$107,700
Chief Financial Officer

Charles G. Davis	217	(1)				$14.00	26-Apr-09	1,249	(7)	$26,903
Managing Partner, Global Practices			24,417	(13)		$33.79	6-Mar-18	6,000	(10)	$129,240
								11,324	(13)	$243,919

Robert L. Hines								642	(7)	$13,829
Managing Partner, Global Operations								785	(10)	$16,909
								1,621	(13)	$34,916
								13,065	(14)	$281,420

K. Steven Blake	6,667	(6)				$30.40	11-Aug-10	11,452	(7)	$246,676
General Counsel & Corporate Secretary	2,333	(7)	2,334	(7)		$32.96	3-Mar-11	209	(9)	$4,502
	2,333	(10)	4,667	(10)		$46.86	9-Mar-12	3,004	(10)	$64,706
			15,537	(13)		$33.79	6-Mar-18	7,367	(13)	$158,685

Eileen A. Kamerick
Former Chief Financial Officer & Chief Administration Officer

Valerie E. Germain	1,000	(12)	2,000	(12)		$36.45	28-Sep-12	2,533	(7)	$54,561
Managing Partner, Strategic Partners			8,877	(13)		$33.79	6-Mar-18	4,353	(10)	$93,764
								1,000	(12)	$21,540
								9,515	(13)	$204,953

David C. Peters	2,000	(11)	4,000	(11)		$48.45	30-Mar-12	2,017	(7)	$43,446
Regional Managing Partner, EMEA			21,309	(13)		$33.79	6-Mar-18	500	(8)	$10,770
								4,942	(10)	$106,451
								9,540	(13)	$205,492

(1)	The amounts consist of stock options granted on April 26, 1999.

(2)	The amount consists of stock options granted on March 6, 2000.

(3)	The amount consists of stock options granted on March 6, 2001.

(4)	The amount consists of stock options granted on May 12, 2004.

(5)	The amount consists of stock options granted on March 10, 2005.

(6)	The amount consists of stock options granted on August 11, 2005.

(7)	The amount consist of stock options and RSUs granted on March 3, 2006. The unexercisable stock options and the RSUs vest on March 3, 2009.

(8)	The amount consists of RSUs granted on June 14, 2006. The RSUs vest on June 14, 2009.

(9)	The amount consists of RSUs granted on November 3, 2006 in connection with the payment of a portion of a merger-related bonus in RSUs. The RSUs vest on November 3, 2009.

(10)	The amount consists of stock options and RSUs granted on March 9, 2007. The unexercisable stock options and RSUs vest 50% on March 9, 2009 and 50% on March 9, 2010 respectively.

(11)	The amount consists of stock options and RSUs granted on March 30, 2007. The unexercisable stock options and RSUs vest 50% on March 30, 2009 and 50% on March 30, 2010 respectively.

(12)	The amount consists of stock options and RSUs granted on September 28, 2007. The unexercisable stock options and RSUs vest 50% on September 28, 2009 and 50% on September 28, 2010 respectively.

(13)	The amount consists of stock options and RSUs granted on March 6, 2008. The unexercisable stock options and RSUs vest 33.3% on March 6, 2009, 33.3% on March 6, 2010 and 33.4% on March 6, 2011 respectively.

(14)	The amount consists of RSUs granted on March 31, 2008. The RSUs vest 33.3% on March 31, 2009, 33.3% on March 31, 2010 and 33.4% on March 31, 2011 respectively.

(15)	The amount consists of stock options and RSUs granted on September 30, 2008. The unexercisable stock options and RSUs vest 33.3% on September 30, 2009, 33.3% on September 30, 2010 and 33.4% on September 30, 2011 respectively.

(16)	The market value of the stock awards was determined by using the closing price of the Company’s common stock on December 31, 2008 ($21.54).

OPTION EXERCISES AND STOCK VESTED IN 2008

The table below includes certain information with respect to the exercise of stock options and the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
L. Kevin Kelly	10,000	$233,850	3,225	$116,423
Chief Executive Officer			22,205	$673,256
			5,208	$169,416

Scott J. Krenz
Chief Financial Officer

Charles G. Davis			1,248	$45,053
Managing Partner, Global Practices			3,332	$101,026

Robert L. Hines			640	$23,104
Managing Partner, Global Operations			625	$18,950

K. Steven Blake			1,452	$52,417
General Counsel & Corporate Secretary			1,501	$45,510
			1,167	$36,597
			208	$5,050

Eileen A. Kamerick			3,057	$110,358
Former Chief Financial Officer & Chief Administrative Officer			34,862	$1,057,016
			1,586	$45,042

Valerie E. Germain			2,531	$91,369
Managing Partner, Strategic Partners			8,010	$242,863
			500	$14,315

David C. Peters			2,016	$72,778
Regional Managing Partner, EMEA			9,803	$297,227
			500	$13,740

(1)	The amount reflects the pre-tax value of the difference between the option exercise price and the closing share price on the date the option was exercised multiplied by the number of options exercised.

(2)	The amounts reflect the number of RSUs converted into common shares on a one-for-one basis.

(3)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of the stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

PENSION BENEFITS

Pension benefits were not provided to any of the named executive officers during or prior to the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The table below provides information with respect to participation in the Company’s U.S. Employee Deferred Compensation (“EDC”) Plan by the named executive officers for the fiscal year ended December 31, 2008. Mr. Kelly is the only named executive officer to have participated in the plan during or prior to 2008. For more information about the terms and conditions of the EDC Plan, please refer to the Compensation Discussion and Analysis section of the proxy statement.

Name & Principal Position	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
L. Kevin Kelly	100,800		(76,974)		207,912
Chief Executive Officer

Scott J. Krenz
Chief Financial Officer

Charles G. Davis
Managing Partner, Global Practices

Robert L. Hines
Managing Partner, Global Operations

K. Steven Blake
General Counsel & Corporate Secretary

Eileen A. Kamerick
Former Chief Financial Officer & Chief Administrative Officer

Valerie E. Germain
Managing Partner, Strategic Partners

David C. Peters
Regional Managing Partner, EMEA

(1)	These contributions were also included in the Salary column of the Summary Compensation Table.

(2)	Aggregate earnings were not included in the Summary Compensation Table.

(3)	Of this amount, $271,179 represents contributions previously reported in the Summary Compensation Table; the remaining amount of $63,267 represents losses that have not been reported on the Summary Compensation Table. No contributions were made to the Plan prior to 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continue medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

Change in Control Severance Plan

The Company maintains a Change in Control Severance Plan (“CIC Plan”). All named executive officers who are officers subject to Section 16 of the Securities and Exchange Act of 1934 are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by the Company without cause, or if the executive terminates his or her employment with the Company for good reason, within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time;

•

A prorated bonus payment equal to the executive’s annual target bonus under the MIP as of the date immediately prior to the change in control (the “bonus amount”). (This benefit was amended by the Committee on May 22, 2008. Prior to that date, the CIC Plan provided for a pro-rated payment of a bonus amount equal to the greater of the executive’s annual target bonus under the MIP as of the date immediately prior to the change in control or the average of the annual bonuses paid under the MIP with respect to the three calendar years preceding the change in control);

•	A lump sum payment equal to the sum of the participant’s base salary and bonus amount multiplied by a factor of:

•	2.5 for the Chief Executive Officer;

•	2.0 for any participant in a Tier I position, which includes all other named executive officers (excluding the Managing Partner, Strategic Partners);

•	1.0 for any participant in a Tier II position, which includes the Managing Partner, Strategic Partners.

•

For the Chief Executive Officer and participants in a Tier I position, a gross-up payment equal to any excise tax arising under Section 280G of the Internal Revenue Code of 1986 (“Code”), plus any taxes, interest or penalties arising as a result of the receipt of the gross-up payment. No gross-up payment will be made if three times the “base amount” is less than 10% of the “parachute payment” as defined by Section 280G(b)(3) of the Code. In this instance, the parachute payment will be reduced under the CIC Plan to ensure there is no excise tax liability;

•	Immediate vesting of all outstanding unexercisable stock options and RSUs granted under the Company’s GlobalShare Program;

•	Continuation of health, dental and/or vision benefits for one year at no cost to the executive with the same terms in effect immediately prior to the termination date;

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the executive was terminated for cause).

The CIC Plan contains restrictive covenants that prohibit the executive, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the executive must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which the Company is a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from the Company (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to the Company;

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) the Company’s failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with the Company’s policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan;

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of the Company’s outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least 2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in the Company’s outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event the Company ceases to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or executive officers of the Company own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Management Severance Pay Plan

The Company maintains a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to select employees of the Company. On December 12, 2008, the Committee approved amendments to the Severance Plan effective December 31, 2008. Benefits are available to an eligible employee who is involuntarily terminated by the Company for other than cause (as defined in the Plan). Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary and target bonus amount multiplied by a factor of:

•	1.5 for the Chief Executive Officer.

•

1.0 for any Tier I MIP participant (other than the Chief Executive Officer), which includes the Chief Financial Officer, the Chief Human Resources Officer, the Managing Partner, Global Practices, the Managing Partner, Global Operations, the General Counsel and Corporate Secretary and the Regional Managing Partner, EMEA.

•	0.5 for any Tier II MIP participant, which includes the Managing Partner, Strategic Partners.

The severance benefits will be paid to the participant in a lump sum no later than 30 days after the employee delivers to the Company an executed release, but in no event later than March 15th of the calendar year following the calendar year in which the employee’s termination occurs. In addition, the terminated employee receives the continuation of health, dental and/or vision benefits for the length of the severance period (up to one year) at no cost to him or her.

CEO Employment Agreement

Under his employment agreement, the Chief Executive Officer is also entitled to severance benefits. If he resigns for good reason or he is terminated without cause (as defined in his agreement) his severance benefit is equal to 1.5 times the sum of his base salary and target bonus, plus a prorated target bonus for the year of termination (conditioned upon signing a release of claims). If he resigns for good reason or he is terminated for cause during the period beginning six months prior to, and ending two years after, a change in control of the Company (as defined in the CIC Plan), his severance benefit is equal to 2.5 times the sum of his base salary and target bonus, plus a pro rata bonus for the year of termination (conditioned upon signing a release of claims). Severance benefits also include continued medical benefits at active employee rates for one year and a tax gross-up payment as described above for the CIC Plan, if applicable. These severance benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan.

Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy

The Company maintains a Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy (“Retirement Policy”) which was amended by the Committee on March 27, 2008. In conjunction with the decision to defer bonuses into cash versus restricted stock units starting with 2008 annual bonuses, the Retirement Policy now includes any bonus amounts that are deferred in cash and payable ratably over three years (formerly the Bonus and Restricted Stock Unit Retirement Policy). Under the Retirement Policy, an employee is eligible for retirement if all three of the following criteria have been met:

•	Age 55 or older on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of retirement is made no later than October 15th of the fiscal year before the year of actual retirement.

The Retirement Policy allows for the continued vesting of RSUs and bonus cash deferrals, and the payment of the annual incentive, if any, even if the employee retires prior to the actual date of payment. The employee is also eligible for an annual incentive in the year following retirement.

None of the named executive officers qualified for retirement under the Retirement Policy on December 31, 2008.

2007 GlobalShare Program

All employees are eligible to receive awards under the Company’s GlobalShare Program (consists of the successor to the 1998 GlobalShare Program I and II, which were merged, amended and restated effective May 24, 2007 pursuant to stockholder approval).

Upon the occurrence of a change in control, the Program provides the following benefits to employees who have received awards under the Plan:

•	Immediate vesting of all outstanding unexercisable stock options; and

•	Immediate vesting of all outstanding RSUs.

For purposes of the Program, the definition of a change in control is the same as included in the Company’s CIC Plan (see pages 30-31 for more details).

All agreements with respect to awards of stock options and RSUs granted under the 2007 GlobalShare Program provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the Program.

L. Kevin Kelly.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, resignation by the executive for good reason, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause or Voluntary Resignation For Good Reason (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$1,260,000	$0	$2,000,000
Management bonus	$1,260,000	$0	$2,000,000
Prorated bonus	$840,000	$0	$840,000
Continued health coverage (4)	$15,635	$0	$15,635
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding restricted stock units (6)	$0	$865,219	$865,219
Excise tax gross-up (7)	$0	$0	$0

Total	$3,375,635	$865,219	$5,720,854

(1)	The amounts reflect benefits payable under the executive’s employment agreement if he is terminated by the Company without cause or if he resigns for good reason equal to (a) one and a half times the sum of his base salary and management incentive target, (b) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at active employee rates for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Kelly’s outstanding equity agreements.

(3)	The amounts (other than vesting of equity) reflect benefits payable under the executive’s employment agreement if the executive is terminated by the Company without cause or resigns for good reason within six months prior to and two years following the change in control. The severance benefit is equal to (a) two and a half times the sum of his base salary and management incentive target, (b) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at active employees rates for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits pursuant to his employment agreement.

Scott J. Krenz.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$375,000	$0	$750,000
Management bonus	$375,000	$0	$621,089	(8)
Prorated bonus	$0	$0	$375,000
Continued health coverage (4)	$19,542	$0	$19,542
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding restricted stock units (6)	$0	$161,550	$161,550
Excise tax gross-up (7)	$0	$0	$0	(8)

Total	$769,542	$161,550	$1,927,181

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Krenz’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Krenz, the severance benefit is equal to (a) two times base salary and management incentive target, (b) a prorated portion of the target bonus for the year in which the termination occurs and (c) continued health coverage at no cost for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

(8)	There is no gross-up payment available to Mr. Krenz since the value of the severance benefits exceeds three times the “base amount” by less than 10% (as determined under Section 280G(b)(3) of the Code). In this instance, the payment relating to the management bonus has been reduced from $750,000 to $621,089 to ensure that the severance benefits do not exceed three times the base amount and thus trigger no excise tax liability.

Charles G. Davis.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary (4)	$658,750	$0	$1,317,500
Management bonus (4)	$531,250	$0	$1,062,500
Prorated bonus (4)	$0	$0	$531,250
Continued health coverage (5)	$0	$0	$0
Vesting of unexercisable stock options (6)	$0	$0	$0
Vesting of outstanding restricted stock units (7)	$0	$400,062	$400,062
Excise tax gross-up (8)	$0	$0	$0

Total	$1,190,000	$400,062	$3,311,312

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Davis’ outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Davis, the severance benefit is equal (a) two times base salary and management incentive target and (b) a prorated portion of the target bonus for the year in which the termination occurs. Mr. Davis is not covered by any employer-provided health plan. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	Amounts have been converted from Australian Dollars (“AUD”) to U.S. dollars based on the average for the year of the monthly average currency rates of 1 AUD to U.S. $0.85.

(5)	Mr. Davis is not covered by any Company-provided health plan.

(6)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(7)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(8)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits. Since this executive is based in Hong Kong and does not pay any U.S. taxes, a gross-up payment is not required since he is exempt from any excise tax liability.

Robert L. Hines.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$425,000	$0	$850,000
Management bonus	$425,000	$0	$850,000
Prorated bonus	$0	$0	$425,000
Continued health coverage (4)	$19,542	$0	$19,542
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding restricted stock units (6)	$0	$347,074	$347,074
Excise tax gross-up (7)	$0	$0	$657,649

Total	$869,542	$347,074	$3,149,265

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Hines’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Hines, the severance benefit is equal to (a) two times base salary and management incentive target, (b) a prorated portion of the target bonus for the year in which the termination occurs and (c) continued health coverage at no cost for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

K. Steven Blake.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$350,000	$0	$700,000
Management bonus	$350,000	$0	$700,000
Prorated bonus	$0	$0	$350,000
Continued health coverage (4)	$7,035	$0	$7,035
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding restricted stock units (6)	$0	$474,569	$474,569
Excise tax gross-up (7)	$0	$0	$0

Total	$707,035	$474,569	$2,231,604

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target bonus and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Blake’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Blake, the severance benefit is equal to (a) two times base salary and management incentive target (b) a prorated portion of the target bonus for the year in which the termination occurs and (c) continued health coverage at no cost for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

Eileen A. Kamerick.    Ms. Kamerick’s last day of employment was on May 10, 2008. In connection with her termination and pursuant to the Transition and Separation Agreement entered into between the Company and Ms. Kamerick on April 10, 2008, Ms. Kamerick received the following benefits:

•

A separation payment of $1,100,000 of which $460,000 was paid on May 30, 2008 and $640,000 was paid on November 26, 2008 (total payment is equal to one times base salary plus the management incentive target);

•

Pro-rated target management incentive of $196,858 paid on May 30, 2008 (amount is equal to the management incentive target pro-rated to reflect the number of days Ms. Kamerick was employed by the Company in 2008);

•

Vesting of 2,167 stock options and 1,586 RSUs that would have otherwise been forfeited on the date of termination (number vesting calculated as if awards vested on a monthly schedule up to May 31, 2008);

•	Continuation of health, dental and vision benefits for one year at no cost to Ms. Kamerick ($19,542 of premiums paid or to be paid by the Company).

Valerie E. Germain.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$237,500	$0	$237,500
Management bonus	$100,000	$0	$100,000
Prorated bonus	$0	$0	$0
Continued health coverage (4)	$7,035	$0	$7,035
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding restricted stock units (6)	$0	$374,818	$374,818
Excise tax gross-up (7)	$0	$0	$0

Total	$344,535	$374,818	$719,353

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) the sum of one-half times base salary and one-half times the management incentive target and (b) continued health coverage at no cost for six months.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Ms. Germain’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) the sum of one-half times base salary and one-half times the management incentive target and (b) continued health coverage at no cost for six months. Ms. Germain does not participate in the Company’s CIC Plan because she was not an officer subject to Section 16 of the Securities and Exchange Act of 1934 on December 31, 2008. Upon a change in control, the vesting of the equity will be accelerated even if employment continues.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(7)	This benefit is not available to Ms. Germain because she is not a participant in the Company’s CIC Plan.

David C. Peters.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2008.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary (4)	$625,600	$0	$625,600
Management bonus (4)	$441,600	$0	$441,600
Prorata bonus (4)	$0	$0	$0
Continued health coverage (5)	$5,769	$0	$5,769
Vesting of unexercisable stock options (6)	$0	$0	$0
Vesting of outstanding restricted stock units (7)	$0	$366,158	$366,158
Excise tax gross-up (8)	$0	$0	$0

Total	$1,072,969	$366,158	$1,439,127

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) the sum of one-half times base salary and one-half times the management incentive target and (b) continued health coverage at no cost for six months.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Peters’ outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) the sum of one-half times base salary and one-half times the management incentive target and (b) continued health coverage at no cost for six months. Mr. Peters does not participate in the Company’s CIC Plan because he was not an officer subject to Section 16 of the Securities and Exchange Act of 1934 on December 31, 2008. Upon a change in control, the vesting of the equity will be accelerated even if employment continues.

(4)	Amounts have been converted from British Pounds Sterling (“GBP”) to U.S. dollars based on the average for the year of the monthly average currency rates of 1 GPB to U.S. $1.84.

(5)	The amounts reflect premiums paid by the Company for such coverage.

(6)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2008 ($21.54) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(7)	The amounts are equal to the closing stock price on December 31, 2008 ($21.54) multiplied by the number of outstanding unvested RSUs.

(8)	This benefit is not available to Mr. Peters since he is not a participant in the Company’s CIC Plan.

DIRECTOR COMPENSATION

The Company provides compensation to non-employee directors that is competitive with other similarly-sized publicly traded companies in order to attract and retain the most qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and the long-term strategy of the Company. Additional compensation is also provided to a director who serves as chair of the Board of Directors or a Board Committee to reflect the additional time requirements, additional risk and skill-level required to fulfill this role.

The Company does not provide any compensation to directors who are also employees of the Company for their service as directors.

Cash Compensation.    Each director receives an annual cash retainer of $75,000. All cash retainers are payable on a quarterly basis, at the end of each quarter. In addition, the Company reimburses the directors for any out-of-pocket expenses associated with their service as directors.

The Audit and Finance Committee Chair receives an additional cash retainer of $30,000 and each member of the Audit and Finance Committee (including the Chair) receives an additional cash retainer of $10,000. The Human Resources and Compensation Committee Chair and the Nominating and Board Governance Committee Chair receive an additional cash retainer of $15,000 and $10,000 respectively. The Non-Executive Chair of the Board of Directors receives an additional cash retainer of $100,000.

Equity Compensation.    Each director receives an annual equity retainer of $75,000 payable in the form of RSUs awarded as of the date of the Company’s Annual Meeting of Stockholders. The RSUs vest and are payable on the date a director ceases to serve on the Board. A director may also elect to receive shares of common stock in lieu of the RSUs described above. For a director who joins the Board after the Company’s Annual Meeting of Stockholders, a pro-rata equity award will be made on the date of his or her appointment to the Board. The Company no longer grants awards of stock options to its directors.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to the Company’s Non-Employee Directors Voluntary Deferred Compensation (“VDC”) Plan, the directors may defer up to 100% of their cash compensation per year. To enroll in the Company’s VDC plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (VDC Plan administrator). A participant is not allowed to invest deferred amounts directly in Company stock. Vanguard calculates the earnings for the funds selected for each director’s account. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Stock Ownership Guidelines.    Consistent with emerging best practices, the Company adopted stock ownership guidelines for the directors on May 24, 2007. Each director has three years to maintain a stock ownership level equal to three times the annual cash retainer ($225,000 for 2008). Stock included for determining the satisfaction of the guidelines includes direct stock ownership and RSUs.

Director Summary Compensation Table.    The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (3)		Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard I. Beattie	185,000	(5)(6)	79,368	(10)	0	0	0	0	264,368
Antonio Borges	75,000	(5)	79,368	(11)	0	0	0	0	154,368
John A. Fazio	115,000	(5)(7)	79,368	(11)	0	0	0	0	194,368
Jill Kanin-Lovers	100,000	(8)	79,368	(10)	0	0	0	0	179,368
Gary E. Knell	75,000	(5)	74,992	(11)	0	0	0	0	149,992
Robert E. Knowling, Jr.	85,000	(9)	79,368	(11)	0	0	0	0	164,368
V. Paul Unruh	85,000	(9)	79,368	(10)	0	0	0	0	164,368

(1)	L. Kevin Kelly, the Company’s Chief Executive Officer and Gerard Roche, the Company’s Senior Chairman, are not included in this table as they are employees of the Company and thus received no compensation for their service as directors. The compensation received by Mr. Kelly as an employee of the Company is shown in the Summary Compensation Table on page 21. The compensation received by Mr. Roche as an employee of the Company is discussed in the Certain Relationships and Related Person Transactions section on page 48.

(2)	The amounts reflect the cash compensation earned by each director in 2008 and include amounts deferred at the director’s election.

(3)	The amounts reflect the expense recognized for financial reporting purposes with respect to 2008 in accordance with FAS 123(R) for RSUs and common stock granted under the 2007 GlobalShare Program.

(4)	There were no stock options granted to directors in 2008.

(5)	The fees earned were all deferred pursuant to the Company’s VDC Plan.

(6)	Mr. Beattie earned an additional cash retainer of $100,000 as Non-Executive Chair of the Board of Directors. He also earned an additional cash retainer of $10,000 as Chair of the Nominating and Board Governance Committee.

(7)	Mr. Fazio earned an additional cash retainer of $30,000 as Chair of the Audit and Finance Committee and $10,000 as a member of that Committee.

(8)	Ms. Kanin-Lovers earned an additional cash retainer of $15,000 as Chair of the Human Resources and Compensation Committee. She also earned an additional cash retainer of $10,000 as a member of the Audit and Finance Committee.

(9)	Mr. Knowling Jr. and Mr. Unruh each earned an additional cash retainer of $10,000 as members of the Audit and Finance Committee.

(10)	The amounts reflect two awards of stock granted on May 22, 2008 (the date of the Annual Meeting of Stockholders).

a.	The first award was equal to the annual equity retainer of $75,000 (2,725 shares multiplied by the closing stock price on the date of grant of $27.52)

b.	The second award was equal to 159 shares. The award was to make up for the overpayment of the 2006 equity retainer by 52 shares and the underpayment of the 2007 equity retainer by 211 shares. Mr. Knell was not eligible to receive this award since he was not a director during that period.

(11)	The amounts reflect two awards of RSUs granted on May 22, 2008 with the same value as the two awards of stock described in footnote (10).

Restricted Stock Units Outstanding at December 31, 2008

Non-Employee Director	RSUs
Richard I. Beattie	2,879
Antonio Borges	7,654
John A. Fazio	7,065
Jill Kanin-Lovers	870
Gary E. Knell	4,109
Robert E. Knowling, Jr.	9,607
V. Paul Unruh	770

Total	32,954

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, which is the only outstanding class of voting securities or other equity securities of the Company, as of April 3, 2009 (except where otherwise noted) for (1) each of the Company’s directors, (2) each of the executive officers named in the Summary Compensation Table, (3) each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock and (4) all of the directors and executive officers as a group. On April 3, 2009, there were 16,959,518 shares of common stock outstanding. Unless otherwise indicated, and except for stock options not yet exercisable, the Company believes that each beneficial owner has the sole voting and sole investment power over the number of shares listed adjacent to his, her or its name.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Richard I. Beattie	13,181	*
Antonio Borges	7,654	*
John A. Fazio	11,067	*
Jill Kanin-Lovers	7,598	*
Gary E. Knell	4,109	*
Robert E. Knowling Jr.	9,607	*
Gerard R. Roche (3)	80,696
V. Paul Unruh	7,498	*
K. Steven Blake (3)	53,321	*
Charles G. Davis (3)	58,834	*
Valerie E. Germain (3)	34,462	*
Robert L. Hines	24,461	*
Eileen A. Kamerick	26,079	*
L. Kevin Kelly (3)	173,175	1.0
Scott J. Krenz	14,821	*
David Peters (3)	41,324	*
Abrams Bison Investments L.L.C. (4)	1,600,000	9.4
Barclays Global Investors, NA (5)	1,270,961	7.5
Kornitzer Capital Management, Inc. (6)	1,658,125	9.8
NFJ Investment Group L.P. (7)	1,002,500	5.9
Royce & Associates LLC (8)	2,387,089	14.1
William Blair & Company, L.L.C. (9)	1,136,261	6.7
On April 3, 2009, the shares beneficially owned by all executive officers and directors as a group (16 persons) were:	567,887	3.4

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units and shares of common stock issuable pursuant to stock options that are exercisable on April 3, 2009, or which will become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	The number of shares shown includes shares issuable pursuant to stock options granted under the Global Share Program, which were exercisable on April 3, 2009, or which will become exercisable within 60 days of that date as follows: Mr. Davis: 8,356 shares, Mr. Kelly, 75,111 shares, Mr. Blake, 21,179 shares, Mr. Roche, 29,988 shares, Mr. Peters, 11,103 shares, and Ms. Germain, 3,959 shares.

(4)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009. The mailing address for Abrams Bison Investments L.L.C. is 4800 Hampden Lane, Suite 1050, Bethesda, Maryland 20814.

(5)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. The mailing address for Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(6)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 9, 2009. The mailing address for Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(7)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. The mailing address for NFJ Investment Group L.P. is 2100 Ross Avenue, Suite 700, Dallas, Texas 75201.

(8)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 26, 2009. The mailing address for Royce & Associates, LLC. is 1414 Avenue of the Americas, New York, New York 10019.

(9)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 12, 2009. The mailing address for William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, Illinois 60606.

PROPOSAL II—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit and Finance Committee, the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2009, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2008, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2009.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls. The Audit and Finance Committee is presently comprised of four directors, Messrs. Knowling, Fazio and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in the rules and regulations of the SEC Rules. During 2008, the Audit and Finance Committee met twelve times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls.

The Audit and Finance Committee reviewed and discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Statement on Auditing Standards No. 90 Audit Committee Communications. The Audit and Finance Committee has also received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Accounting Oversight Board regarding KPMG LLP’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Company.

The Audit and Finance Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Vice President of Internal Audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2008, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management and KPMG LLP have each provided the Audit and Finance Committee with a report on the effectiveness of the Company’s internal controls. The Audit and Finance Committee has reviewed management’s and KPMG LLP’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2008.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008. The Audit and Finance Committee has also recommended that KPMG LLP be selected as the Company’s independent registered public accounting firm for 2009.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Jill Kanin-Lovers

Robert E. Knowling, Jr.

V. Paul Unruh

AUDIT FEES

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the Public Company Accounting Oversight Board. All non-audit services performed by KPMG LLP in 2008 were pre-approved by the Audit and Finance Committee.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2008 were, and all services to be provided by KPMG LLP in 2009 will be, permissible under applicable laws and regulations.

The table below sets forth KPMG LLP’s fees for professional services for the last two fiscal years.

Fee Category	2008	2007
Audit Fees (1)	$1,872,771	$1,475,00
Audit-Related Fees (2)	191,421	24,000
Tax Fees (3)	4,000	24,530
All Other Fees	—	—

Total Fees	$2,068,192	$1,523,530

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for professional services relating to transaction advisory services and the audit of the Company’s 401(k) plan in 2007 and 2008.

(3)	Fees for tax compliance services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and NASDAQ Rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board of Directors—in consultation with the Audit and Finance Committee—reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each of the transactions specifically disclosed as a related person transaction in connection with its review of the proxy statement for the Annual Meeting of Stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

Mr. Gerard R. Roche is a director and an employee of the Company, serving as its Senior Chairman. In 2007, Mr. Roche earned (i) a base salary of $1,000,000, (ii) an award of 2,959 restricted stock units with a fair market value of $99,985 on the date of grant (March 6, 2008), and (iii) other benefits of $8,933.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company common stock are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2008, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company common stock were filed on a timely basis except for: one Form 4 for each of the following individuals, each of which reported a single transaction: Messrs. Beattie, Borges, Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Each of these Forms 4 has since been filed.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement for the 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“SEC Rule 14a-8”) and apply regardless of whether the stockholder is seeking to include the proposal in the Company’s proxy statement.

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2010 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 21, 2009. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2010 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,
K. Steven Blake
Secretary

Chicago, Illinois

April 20, 2009

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

THE BOARD OF DIRECTORS OF HEIDRICK & STRUGGLES INTERNATIONAL, INC. RECOMMENDS THAT YOU APPROVE THE PROPOSALS LISTED BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

I. ELECTION OF DIRECTORS (Mark only one box).
Nominees: 01 Gary E. Knell 02 Jill Kanin-Lovers	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

III.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal I.

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the ‘FOR’ box and strike a line through that nominee’s name in the list above.)

II. To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign your name on this Proxy Card exactly as it appears to the left of the signature line.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

Dated: __________________________________, 2009

_____________________________________________
Signature

_____________________________________________
Signature of co-owner, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲  FOLD AND DETACH HERE  ▲

You can view the Annual Report and Proxy Statement

on the Internet at http://www.heidrick.com/proxy

PROXY FOR ANNUAL MEETING This Proxy is Solicited on Behalf of the Board of Directors of Heidrick & Struggles International, Inc. Millennium Broadway Hotel 145 West 44th Street New York, New York 10036

I hereby appoint K. Steven Blake and Stephen W. Beard, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 3, 2009, at the Annual Meeting of Stockholders to be held on May 21, 2009, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

(Continued and to be signed on other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Heidrick & Struggles International, Inc. account online.

Access your Heidrick & Struggles International, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Heidrick & Struggles International, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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THE BOARD OF DIRECTORS OF HEIDRICK & STRUGGLES INTERNATIONAL, INC. RECOMMENDS THAT YOU APPROVE THE PROPOSALS LISTED BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

I. ELECTION OF DIRECTORS (Mark only one box).			II. To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.
Nominees: 01 Gary E. Knell 02 Jill Kanin-Lovers	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the ‘FOR’ box and strike a line through that nominee’s name in the list above.)	This Directive, when properly executed, will be processed in the manner directed herein by the undersigned. If no direction is made, this Directive will be processed FOR Proposal I.

Please sign your name on this Directive exactly as it appears to the left of the signature line.

Dated: ___________________________, 2009

______________________________________
Your Signature

PLEASE MARK, SIGN, DATE AND RETURN YOUR DIRECTIVE PROMPTLY USING THE ENCLOSED ENVELOPE.

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You can view the Annual Report and Proxy Statement

on the Internet at http://www.heidrick.com/proxy

DIRECTIVE FOR ANNUAL MEETING

This Directive is Solicited on Behalf of the Vanguard Fiduciary Trust Company

as Trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan

c/o The Vanguard Group

100 Vanguard Boulevard

Malvern, Pennsylvania 19355

I hereby direct Vanguard Fiduciary Trust Company as Trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan to complete a proxy, as directed, for all the shares of common stock of Heidrick & Struggles International, Inc. held by me in my Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan account as of April 3, 2009, at the Annual Meeting of Stockholders to be held on May 21, 2009, or any adjournment of the meeting.

(Continued and to be signed on other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

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